EXHIBIT 99.1

For Immediate Release:	January 15, 2025
HOMB Run in ‘24. Company Completes Texas Loan Cleanup and Cleans the Asset Bases for ‘25, While Hitting New Records of $1 Billion in Revenue and $400 Million in Earnings
Conway, AR – Home BancShares, Inc. (NYSE: HOMB) (“Home” or the “Company”), parent company of Centennial Bank, released quarterly earnings today.
Quarterly Highlights

Metric	Q4 2024	Q3 2024	Q2 2024	Q1 2024	Q4 2023
Net income	$100.6 million	$100.0 million	$101.5 million	$100.1 million	$86.2 million
Net income, as adjusted (non-GAAP)(1)	$99.8 million	$99.0 million	$103.9 million	$99.2 million	$92.2 million
Total revenue (net)	$258.4 million	$258.0 million	$254.6 million	$246.4 million	$245.6 million
Income before income taxes	$129.5 million	$129.1 million	$133.4 million	$130.4 million	$112.8 million
Pre-tax, pre-provision, net income (PPNR) (non-GAAP)(1)	$146.2 million	$148.0 million	$141.4 million	$134.9 million	$118.4 million
PPNR, as adjusted (non-GAAP)(1)	$145.2 million	$146.6 million	$141.9 million	$133.7 million	$126.4 million
Pre-tax net income to total revenue (net)	50.11%	50.03%	52.40%	52.92%	45.92%
Pre-tax net income, as adjusted, to total revenue (net) (non-GAAP)(1)	49.74%	49.49%	52.59%	52.45%	49.16%
P5NR (Pre-tax, pre-provision, profit percentage) (PPNR to total revenue (net)) (non-GAAP)(1)	56.57%	57.35%	55.54%	54.75%	48.22%
P5NR, as adjusted (non-GAAP)(1)	56.20%	56.81%	55.73%	54.28%	51.46%
ROA	1.77%	1.74%	1.79%	1.78%	1.55%
ROA, as adjusted (non-GAAP)(1)	1.76%	1.72%	1.83%	1.76%	1.66%
NIM	4.39%	4.28%	4.27%	4.13%	4.17%
Purchase accounting accretion	$1.6 million	$1.9 million	$1.9 million	$2.8 million	$2.3 million
ROE	10.13%	10.23%	10.73%	10.64%	9.36%
ROE, as adjusted (non-GAAP)(1)	10.05%	10.12%	10.98%	10.54%	10.00%
ROTCE (non-GAAP)(1)	15.94%	16.26%	17.29%	17.22%	15.49%
ROTCE, as adjusted (non-GAAP)(1)	15.82%	16.09%	17.69%	17.07%	16.56%
Diluted earnings per share	$0.51	$0.50	$0.51	$0.50	$0.43
Diluted earnings per share, as adjusted (non-GAAP)(1)	$0.50	$0.50	$0.52	$0.49	$0.46
Non-performing assets to total assets	0.63%	0.63%	0.56%	0.48%	0.42%
Common equity tier 1 capital	15.1%	14.7%	14.4%	14.3%	14.2%
Leverage	13.0%	12.5%	12.3%	12.3%	12.4%
Tier 1 capital	15.1%	14.7%	14.4%	14.3%	14.2%
Total risk-based capital	18.7%	18.3%	18.0%	17.9%	17.8%
Allowance for credit losses to total loans	1.87%	2.11%	2.00%	2.00%	2.00%
Book value per share	$19.92	$19.91	$19.30	$18.98	$18.81
Tangible book value per share (non-GAAP)(1)	12.68	12.67	12.08	11.79	11.63
(1) Calculation of this metric and the reconciliation to GAAP are included in the schedules accompanying this release.
“The fourth quarter was a strong finish to 2024, pushing us across the finish line to our first $400 million year in earnings. I’m always proud of the strength of our company, but I’m especially proud of a quarter where margin is up, legacy loans are up, deposits are up, revenue is up, earnings are up, and we managed to swallow an asset quality cleanup that began with legacy loans from Happy Bank and led to a company-wide cleanup. Our strong balance sheet, capital and loan loss reserve allowed us to make a proactive cleanup that puts this in the rear-view mirror for HOMB and sets us up for an even greater year in 2025,” said John Allison, Chairman and CEO of HOMB.

Operating Highlights
Net income for the three-month period ended December 31, 2024 was $100.6 million, or $0.51 diluted earnings per share. When adjusting for non-fundamental items, net income and diluted earnings per share on an as-adjusted basis (non-GAAP), were $99.8 million(1) and $0.50 per share(1), respectively, for the three months ended December 31, 2024.
During the quarter ended December 31, 2024, the Company recorded an additional $16.7 million in credit loss expense as a result of Hurricanes Helene and Milton. This provision, along with the $16.7 million provision recorded during the third quarter of 2024, brings our total hurricane reserve to $33.4 million. The two hurricanes spanned across the third and fourth quarters, and the amount of time it takes for customers to settle with insurance will no doubt increase, with two back-to-back events. As of December 31, 2024, the Company had $110.9 million in loans on deferral as a result of the two hurricanes. No additional provision for credit losses on loans was recorded for the quarter ended December 31, 2024, as the current level of reserves was considered adequate for the loan portfolio.
Our net interest margin was 4.39% for the three-month period ended December 31, 2024, compared to 4.28% for the three-month period ended September 30, 2024. The yield on loans was 7.49% and 7.60% for the three months ended December 31, 2024 and September 30, 2024, respectively, as average loans increased from $14.76 billion to $14.80 billion. Additionally, the rate on interest bearing deposits decreased to 2.80% as of December 31, 2024, from 3.02% as of September 30, 2024, while average interest-bearing deposits decreased from $12.87 billion to $12.86 billion.
During the fourth quarter of 2024, the Company paid off its $700.0 million advance from the Federal Reserve’s Bank Term Funding Program (“BTFP”). This improved the net interest margin by six basis points. In addition, during the fourth quarter of 2024, there was $1.5 million of event interest income compared to $573,000 of event interest income for the third quarter of 2024. This was accretive to the margin by two basis points.
Purchase accounting accretion on acquired loans was $1.6 million and $1.9 million for the three-month periods ended December 31, 2024 and September 30, 2024, respectively, and average purchase accounting loan discounts were $19.1 million and $20.8 million for the three-month periods ended December 31, 2024 and September 30, 2024, respectively.
Net interest income on a fully taxable equivalent basis was $219.5 million for the three-month period ended December 31, 2024, and $217.8 million for the three-month period ended September 30, 2024. This increase in net interest income for the three-month period ended December 31, 2024, was the result of a $12.1 million decrease in interest expense, partially offset by a $10.3 million decrease in interest income. The $12.1 million decrease in interest expense was due to a $7.2 million decrease in interest expense on deposits and a $4.8 million decrease in FHLB and other borrowed funds resulting from the payoff of the BTFP advance. The $10.3 million decrease in interest income was primarily the result of a $4.5 million decrease in income from deposits with other banks resulting from the payoff of the BTFP advance and the declining interest rate environment. In addition loan interest income decreased by $3.6 million and investment income decreased by $2.3 million. The overall decrease in interest income and interest expense is primarily due to the declining interest rate environment as well as the reduction in the average interest earning assets and liabilities.

The Company reported $41.2 million of non-interest income for the fourth quarter of 2024. The most important components of fourth quarter non-interest income were $11.7 million from other service charges and fees, $9.9 million from service charges on deposit accounts, $8.4 million from other income, $4.5 million from trust fees, $3.5 million in mortgage lending income, $2.8 million from dividends from FHLB, FRB, FNBB and other, $1.2 million from the increase in cash value of life insurance and $850,000 from the fair value adjustment for marketable securities. This was partially offset by a $2.4 million loss on OREO.
Non-interest expense for the fourth quarter of 2024 was $112.2 million. The most important components of non-interest expense were $60.8 million from salaries and employee benefits, $27.5 million in other operating expense, $14.5 million in occupancy and equipment expenses and $9.3 million in data processing expenses. For the fourth quarter of 2024, our efficiency ratio was 42.24%, and our efficiency ratio, as adjusted (non-GAAP), was 42.00%(1).

Financial Condition
Total loans receivable were $14.76 billion at December 31, 2024, compared to $14.82 billion at September 30, 2024. Total deposits were $17.15 billion at December 31, 2024, compared to $16.71 billion at September 30, 2024. Total assets were $22.49 billion at December 31, 2024, compared to $22.82 billion at September 30, 2024.
During the fourth quarter of 2024, the Company had a $59.5 million decline in loans. Our community banking footprint experienced $121.1 million in organic loan growth during the quarter ended December 31, 2024, and Centennial CFG experienced $180.4 million of organic loan decline and had loans of $1.82 billion at December 31, 2024.
Non-performing loans to total loans were 0.67% and 0.68% at December 31, 2024 and September 30, 2024, respectively. Non-performing assets to total assets were 0.63% at both December 31, 2024 and September 30, 2024. Net charge-offs were $53.4 million and $1.5 million for the three months ended December 31, 2024 and September 30, 2024, respectively. As previously noted, during the fourth quarter of 2024, the Company completed an asset quality cleanup project. The charge-off detail by region for the fourth quarter of 2024 can be seen below.

(in thousands)	Texas	Arkansas	Centennial CFG	Shore Premier Finance	Florida	Alabama	Total
Charge-off	$47,774	$2,108	$1,973	$1,457	$637	$10	$53,959
Recovery	174	181	—	15	193	2	565
Net charge-offs	$47,600	$1,927	$1,973	$1,442	$444	$8	$53,394
Percentage of total	89.1%	3.6%	3.7%	2.7%	0.8%	—%	100.0%

Non-performing loans at December 31, 2024 were $98.9 million, and non-performing assets at December 31, 2024 were $142.4 million. The detail by region can be seen below.

(in thousands)	Texas	Arkansas	Centennial CFG	Shore Premier Finance	Florida	Alabama	Total
Non-accrual loans	23,494	18,448	7,390	5,537	38,778	206	93,853
Loans 90+ days past due	4,134	538	—	—	362	—	5,034
Total non-performing loans	27,628	18,986	7,390	5,537	39,140	206	98,887

Foreclosed assets held for sale	13,924	757	22,775	—	5,951	—	43,407
Other non-performing assets	63	—	—	—	—	—	63
Total other non-performing assets	13,987	757	22,775	—	5,951	—	43,470
Total non-performing assets	41,615	19,743	30,165	5,537	45,091	206	142,357
The Company’s allowance for credit losses on loans was $275.9 million at December 31, 2024, or 1.87% of total loans, compared to the allowance for credit losses on loans of $312.6 million, or 2.11% of total loans, at September 30, 2024. As of December 31, 2024 and September 30, 2024, the Company’s allowance for credit losses on loans was 278.99% and 309.16% of its total non-performing loans, respectively. The reduction in the allowance for credit losses reflects the net charge-offs during the quarter as a result of the asset quality cleanup project, partially offset by the additional hurricane provision.
Stockholders’ equity was $3.96 billion at December 31, 2024, which increased approximately $1.2 million from September 30, 2024. The net increase in stockholders’ equity is primarily associated with the $61.8 million increase in retained earnings and $694,000 increase in capital surplus, which was partially offset by the $61.2 million increase in accumulated other comprehensive loss. Book value per common share was $19.92 at December 31, 2024, compared to $19.91 at September 30, 2024. Tangible book value per common share (non-GAAP) was $12.68(1) at December 31, 2024, compared to $12.67(1) at September 30, 2024.
Branches
The Company currently has 76 branches in Arkansas, 78 branches in Florida, 58 branches in Texas, 5 branches in Alabama and one branch in New York City.
Conference Call
Management will conduct a conference call to review this information at 1:00 p.m. CT (2:00 p.m. ET) on Thursday, January 16, 2025. We strongly encourage all participants to pre-register for the conference call webcast or the live call using one of the following links. First, participants can pre-register for the conference call webcast using the following link: https://events.q4inc.com/attendee/494803967. Participants who pre-register will be given a unique webcast link to gain immediate access to the conference call webcast. Second, participants can pre-register for the live call using the following link: https://whttps://www.netroadshow.com/events/login?show=17d9ca49&confId=75610. Participants who pre-register will be given the phone number and unique access codes to gain immediate access to the live call. Participants may pre-register now, or at any time prior to the call, and will immediately receive simple instructions via email. The Home BancShares conference call will also be scheduled as an event in your Outlook calendar.

Those without internet access or unable to pre-register may dial in and listen to the live call by calling 1-833-470-1428, Passcode: 107042. A replay of the call will be available by calling 1-866-813-9403, Passcode: 637168, which will be available until January 23, 2025, at 10:59 p.m. CT (11:59 p.m. ET). Internet access to the call will be available live or in recorded version on the Company's website at www.homebancshares.com.
About Home BancShares
Home BancShares, Inc. is a bank holding company, headquartered in Conway, Arkansas. Its wholly-owned subsidiary, Centennial Bank, provides a broad range of commercial and retail banking plus related financial services to businesses, real estate developers, investors, individuals and municipalities. Centennial Bank has branch locations in Arkansas, Florida, Texas, South Alabama and New York City. The Company’s common stock is traded through the New York Stock Exchange under the symbol “HOMB.” The Company was founded in 1998. Visit www.homebancshares.com or www.my100bank.com for more information.
Non-GAAP Financial Measures
This press release contains financial information determined by methods other than in accordance with generally accepted accounting principles (GAAP). The Company’s management uses these non-GAAP financial measures--including net income (earnings), as adjusted; pre-tax, pre-provision, net income (PPNR); PPNR, as adjusted; pre-tax net income, as adjusted, to total revenue (net); pre-tax, pre-provision, profit percentage; pre-tax, pre-provision, profit percentage, as adjusted; diluted earnings per common share, as adjusted; return on average assets, as adjusted; return on average assets excluding intangible amortization; return on average assets, as adjusted, excluding intangible amortization; return on average common equity, as adjusted; return on average tangible common equity; return on average tangible common equity, as adjusted; return on average tangible common equity excluding intangible amortization; return on average tangible common equity, as adjusted, excluding intangible amortization; efficiency ratio, as adjusted; tangible book value per common share and tangible common equity to tangible assets--to provide meaningful supplemental information regarding our performance. These measures typically adjust GAAP performance measures to include the tax benefit associated with revenue items that are tax-exempt, as well as adjust income available to common shareholders for certain significant items or transactions that management believes are not indicative of the Company’s primary business operating results. Since the presentation of these GAAP performance measures and their impact differ between companies, management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s business. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the tables of this release.
(1) Calculation of this metric and the reconciliation to GAAP are included in the schedules accompanying this release.

General
This release contains forward-looking statements regarding the Company’s plans, expectations, goals and outlook for the future, including future financial results. Statements in this press release that are not historical facts should be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not guarantees of future events, performance or results. When we use words or phrases like “may,” “plan,” “propose,” “contemplate,” “anticipate,” “believe,” “intend,” “continue,” “expect,” “project,” “predict,” “estimate,” “could,” “should,” “would” and similar expressions, you should consider them as identifying forward-looking statements, although we may use other phrasing. Forward-looking statements of this type speak only as of the date of this news release. By nature, forward-looking statements involve inherent risks and uncertainties. Various factors could cause actual results to differ materially from those contemplated by the forward-looking statements. These factors include, but are not limited to, the following: economic conditions, credit quality, interest rates, loan demand, real estate values and unemployment, including the ongoing impacts of inflation; the ability to identify, complete and successfully integrate new acquisitions; the risk that expected cost savings and other benefits from acquisitions may not be fully realized or may take longer to realize than expected; diversion of management time on acquisition-related issues; the availability of and access to capital and liquidity on terms acceptable to us; legislative and regulatory changes and risks and expenses associated with current and future legislation and regulations; technological changes and cybersecurity risks and incidents; the effects of changes in accounting policies and practices; changes in governmental monetary and fiscal policies; political instability, military conflicts and other major domestic or international events; the impacts of recent or future adverse weather events, including hurricanes, and other natural disasters; disruptions, uncertainties and related effects on credit quality, liquidity and other aspects of our business and operations that may result from any future public health crises; competition from other financial institutions; potential claims, expenses and other adverse effects related to current or future litigation, regulatory examinations or other government actions; potential increases in deposit insurance assessments, increased regulatory scrutiny or market disruptions resulting from financial challenges in the banking industry; changes in the assumptions used in making the forward-looking statements; and other factors described in reports we file with the Securities and Exchange Commission (the “SEC”), including those factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 26, 2024.

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FOR MORE INFORMATION CONTACT:
Donna Townsell
Director of Investor Relations
Home BancShares, Inc.
(501) 328-4625

Home BancShares, Inc.
Consolidated End of Period Balance Sheets
(Unaudited)

(In thousands)	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023
ASSETS
Cash and due from banks	$281,063	$265,408	$229,209	$205,262	$226,363
Interest-bearing deposits with other banks	629,284	752,269	829,507	969,996	773,850
Cash and cash equivalents	910,347	1,017,677	1,058,716	1,175,258	1,000,213
Federal funds sold	3,725	6,425	—	5,200	5,100
Investment securities - available-for-sale, net of allowance for credit losses	3,072,639	3,270,620	3,344,539	3,400,884	3,507,841
Investment securities - held-to-maturity, net of allowance for credit losses	1,275,204	1,277,090	1,278,853	1,280,586	1,281,982
Total investment securities	4,347,843	4,547,710	4,623,392	4,681,470	4,789,823
Loans receivable	14,764,500	14,823,979	14,781,457	14,513,673	14,424,728
Allowance for credit losses	(275,880)	(312,574)	(295,856)	(290,294)	(288,234)
Loans receivable, net	14,488,620	14,511,405	14,485,601	14,223,379	14,136,494
Bank premises and equipment, net	386,322	388,776	383,691	389,618	393,300
Foreclosed assets held for sale	43,407	43,040	41,347	30,650	30,486
Cash value of life insurance	219,786	219,353	218,198	215,424	214,516
Accrued interest receivable	120,129	118,871	120,984	119,029	118,966
Deferred tax asset, net	186,697	176,629	195,041	202,882	197,164
Goodwill	1,398,253	1,398,253	1,398,253	1,398,253	1,398,253
Core deposit intangible	40,327	42,395	44,490	46,630	48,770
Other assets	345,292	352,583	350,192	347,928	323,573
Total assets	$22,490,748	$22,823,117	$22,919,905	$22,835,721	$22,656,658
LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Demand and non-interest-bearing	$4,006,115	$3,937,168	$4,068,302	$4,115,603	$4,085,501
Savings and interest-bearing transaction accounts	11,347,850	10,966,426	11,150,516	11,047,258	11,050,347
Time deposits	1,792,332	1,802,116	1,736,985	1,703,269	1,651,863
Total deposits	17,146,297	16,705,710	16,955,803	16,866,130	16,787,711
Securities sold under agreements to repurchase	162,350	179,416	137,996	176,107	142,085
FHLB and other borrowed funds	600,750	1,300,750	1,301,050	1,301,050	1,301,300
Accrued interest payable and other liabilities	181,080	238,058	230,011	241,345	194,653
Subordinated debentures	439,246	439,394	439,542	439,688	439,834
Total liabilities	18,529,723	18,863,328	19,064,402	19,024,320	18,865,583
Stockholders' equity
Common stock	1,989	1,989	1,997	2,008	2,015
Capital surplus	2,272,794	2,272,100	2,295,893	2,326,824	2,348,023
Retained earnings	1,942,350	1,880,562	1,819,412	1,753,994	1,690,112
Accumulated other comprehensive loss	(256,108)	(194,862)	(261,799)	(271,425)	(249,075)
Total stockholders' equity	3,961,025	3,959,789	3,855,503	3,811,401	3,791,075
Total liabilities and stockholders' equity	$22,490,748	$22,823,117	$22,919,905	$22,835,721	$22,656,658

Home BancShares, Inc.
Consolidated Statements of Income
(Unaudited)

	Quarter Ended					Year Ended
(In thousands)	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Dec 31, 2024	Dec 31, 2023
Interest income:
Loans	$278,409	$281,977	$274,324	$265,294	$260,003	$1,100,004	$989,616
Investment securities
Taxable	28,943	31,006	32,587	33,229	34,016	125,765	138,575
Tax-exempt	7,704	7,704	7,769	7,803	7,855	30,980	31,618
Deposits - other banks	7,585	12,096	12,564	10,528	4,281	42,773	15,023
Federal funds sold	73	62	59	61	65	255	221
Total interest income	322,714	332,845	327,303	316,915	306,220	1,299,777	1,175,053
Interest expense:
Interest on deposits	90,564	97,785	95,741	92,548	87,971	376,638	295,978
Federal funds purchased	—	1	—	—	—	1	3
FHLB and other borrowed funds	9,541	14,383	14,255	14,276	9,878	52,455	30,825
Securities sold under agreements to repurchase	1,346	1,335	1,363	1,404	1,480	5,448	4,813
Subordinated debentures	4,121	4,121	4,122	4,097	4,121	16,461	16,489
Total interest expense	105,572	117,625	115,481	112,325	103,450	451,003	348,108
Net interest income	217,142	215,220	211,822	204,590	202,770	848,774	826,945
Provision for credit losses on loans	16,700	18,200	8,000	5,500	5,650	48,400	11,950
Provision for (recovery of) credit losses on unfunded commitments	—	1,000	—	(1,000)	—	—	(1,500)
(Recovery of) provision for credit losses on investment securities	—	(330)	—	—	—	(330)	1,683
Total credit loss expense	16,700	18,870	8,000	4,500	5,650	48,070	12,133
Net interest income after credit loss expense	200,442	196,350	203,822	200,090	197,120	800,704	814,812
Non-interest income:
Service charges on deposit accounts	9,935	9,888	9,714	9,686	10,072	39,223	39,207
Other service charges and fees	11,651	10,490	10,679	10,189	10,422	43,009	44,188
Trust fees	4,526	4,403	4,722	5,066	4,316	18,717	17,892
Mortgage lending income	3,518	4,437	4,276	3,558	2,385	15,789	10,738
Insurance commissions	483	595	565	508	480	2,151	2,086
Increase in cash value of life insurance	1,215	1,161	1,279	1,195	1,170	4,850	4,655
Dividends from FHLB, FRB, FNBB & other	2,820	2,637	2,998	3,007	3,010	11,462	11,642
Gain on SBA loans	218	145	56	198	42	617	278
Gain (loss) on branches, equipment and other assets, net	26	32	2,052	(8)	583	2,102	1,507
(Loss) gain on OREO, net	(2,423)	85	49	17	13	(2,272)	332
Fair value adjustment for marketable securities	850	1,392	(274)	1,003	5,024	2,971	(1,094)
Other income	8,403	7,514	6,658	7,380	5,331	29,955	38,503
Total non-interest income	41,222	42,779	42,774	41,799	42,848	168,574	169,934
Non-interest expense:
Salaries and employee benefits	60,824	58,861	60,427	60,910	63,430	241,022	256,966
Occupancy and equipment	14,526	14,546	14,408	14,551	14,965	58,031	60,303
Data processing expense	9,324	9,088	8,935	9,147	9,107	36,494	36,329
Other operating expenses	27,536	27,550	29,415	26,888	39,673	111,389	119,265
Total non-interest expense	112,210	110,045	113,185	111,496	127,175	446,936	472,863
Income before income taxes	129,454	129,084	133,411	130,393	112,793	522,342	511,883
Income tax expense	28,890	29,046	31,881	30,284	26,550	120,101	118,954
Net income	$100,564	$100,038	$101,530	$100,109	$86,243	$402,241	$392,929

Home BancShares, Inc.
Selected Financial Information
(Unaudited)

	Quarter Ended					Year Ended
(Dollars and shares in thousands, except per share data)	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Dec 31, 2024	Dec 31, 2023
PER SHARE DATA

Diluted earnings per common share	$0.51	$0.50	$0.51	$0.50	$0.43	$2.01	$1.94
Diluted earnings per common share, as adjusted (non-GAAP)(1)	0.50	0.50	0.52	0.49	0.46	2.01	1.97
Basic earnings per common share	0.51	0.50	0.51	0.50	0.43	2.01	1.94
Dividends per share - common	0.195	0.195	0.18	0.18	0.18	0.75	0.72
Book value per common share	19.92	19.91	19.30	18.98	18.81	19.92	18.81
Tangible book value per common share (non-GAAP)(1)	12.68	12.67	12.08	11.79	11.63	12.68	11.63

STOCK INFORMATION

Average common shares outstanding	198,863	199,380	200,319	201,210	201,756	199,939	202,627
Average diluted shares outstanding	198,973	199,461	200,465	201,390	201,891	200,069	202,773
End of period common shares outstanding	198,882	198,879	199,746	200,797	201,526	198,882	201,526

ANNUALIZED PERFORMANCE METRICS

Return on average assets (ROA)	1.77%	1.74%	1.79%	1.78%	1.55%	1.77%	1.77%
Return on average assets, as adjusted: (ROA, as adjusted) (non-GAAP)(1)	1.76	1.72	1.83	1.76	1.66	1.77	1.79
Return on average assets excluding intangible amortization (non-GAAP)(1)	1.92	1.88	1.94	1.93	1.69	1.92	1.93
Return on average assets, as adjusted, excluding intangible amortization (non-GAAP)(1)	1.91	1.86	1.98	1.91	1.81	1.92	1.95
Return on average common equity (ROE)	10.13	10.23	10.73	10.64	9.36	10.43	10.82
Return on average common equity, as adjusted: (ROE, as adjusted) (non-GAAP)(1)	10.05	10.12	10.98	10.54	10.00	10.42	10.97
Return on average tangible common equity (ROTCE) (non-GAAP)(1)	15.94	16.26	17.29	17.22	15.49	16.66	18.03
Return on average tangible common equity, as adjusted: (ROTCE, as adjusted) (non-GAAP)(1)	15.82	16.09	17.69	17.07	16.56	16.64	18.28
Return on average tangible common equity excluding intangible amortization (non-GAAP)(1)	16.18	16.51	17.56	17.50	15.80	16.92	18.36
Return on average tangible common equity, as adjusted, excluding intangible amortization (non-GAAP)(1)	16.07	16.34	17.97	17.34	16.87	16.91	18.62
(1)  Calculation of this metric and the reconciliation to GAAP are included in the schedules accompanying this release.

Home BancShares, Inc.
Selected Financial Information
(Unaudited)

	Quarter Ended					Year Ended
(Dollars in thousands)	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Dec 31, 2024	Dec 31, 2023
Efficiency ratio	42.24%	41.42%	43.17%	44.22%	50.64%	42.74%	46.21%
Efficiency ratio, as adjusted (non-GAAP)(1)	42.00	41.66	42.59	44.43	46.43	42.65	45.24
Net interest margin - FTE (NIM)	4.39	4.28	4.27	4.13	4.17	4.27	4.25
Fully taxable equivalent adjustment	$2,398	$2,616	$2,628	$892	$1,091	$8,534	$5,506
Total revenue (net)	258,364	257,999	254,596	246,389	245,618	1,017,348	996,879
Pre-tax, pre-provision, net income (PPNR) (non-GAAP)(1)	146,154	147,954	141,411	134,893	118,443	570,412	524,016
PPNR, as adjusted (non-GAAP)(1)	145,209	146,562	141,886	133,728	126,402	567,385	531,515
Pre-tax net income to total revenue (net)	50.11%	50.03%	52.40%	52.92%	45.92%	51.34%	51.35%
Pre-tax net income, as adjusted, to total revenue (net) (non-GAAP)(1)	49.74	49.49	52.59	52.45	49.16	51.05	52.10
P5NR ((Pre-tax, pre-provision, profit percentage) (PPNR to total revenue (net)) (non-GAAP)(1)	56.57	57.35	55.54	54.75	48.22	56.07	52.57
P5NR, as adjusted (non-GAAP)(1)	56.20	56.81	55.73	54.28	51.46	55.77	53.32
Total purchase accounting accretion	$1,610	$1,878	$1,873	$2,772	$2,324	$8,133	$10,587
Average purchase accounting loan discounts	19,090	20,832	22,788	24,820	27,397	21,882	31,334

OTHER OPERATING EXPENSES

Advertising	$1,941	$1,810	$1,692	$1,654	$2,226	$7,097	$8,850
Amortization of intangibles	2,068	2,095	2,140	2,140	2,253	8,443	9,685
Electronic banking expense	3,307	3,569	3,412	3,156	3,599	13,444	14,313
Directors' fees	356	362	423	498	399	1,639	1,814
Due from bank service charges	271	302	282	276	274	1,131	1,115
FDIC and state assessment	3,216	3,360	5,494	3,318	16,016	15,388	25,530
Insurance	900	926	905	903	873	3,634	3,567
Legal and accounting	2,361	1,902	2,617	2,081	1,192	8,961	5,230
Other professional fees	1,736	2,062	2,108	2,236	1,640	8,142	8,815
Operating supplies	711	673	613	683	777	2,680	3,138
Postage	518	522	497	523	503	2,060	2,081
Telephone	438	455	444	470	515	1,807	2,160
Other expense	9,713	9,512	8,788	8,950	9,406	36,963	32,967
Total other operating expenses	$27,536	$27,550	$29,415	$26,888	$39,673	$111,389	$119,265
(1) Calculation of this metric and the reconciliation to GAAP are included in the schedules accompanying this release.

Home BancShares, Inc.
Selected Financial Information
(Unaudited)

(Dollars in thousands)	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023
BALANCE SHEET RATIOS
Total loans to total deposits	86.11%	88.74%	87.18%	86.05%	85.92%
Common equity to assets	17.61	17.35	16.82	16.69	16.73
Tangible common equity to tangible assets (non-GAAP)(1)	11.98	11.78	11.23	11.06	11.05
LOANS RECEIVABLE
Real estate
Commercial real estate loans
Non-farm/non-residential	$5,426,780	$5,496,536	$5,599,925	$5,616,965	$5,549,954
Construction/land development	2,736,214	2,741,419	2,511,817	2,330,555	2,293,047
Agricultural	336,993	335,965	345,461	337,618	325,156
Residential real estate loans
Residential 1-4 family	1,956,489	1,932,352	1,910,143	1,899,974	1,844,260
Multifamily residential	496,484	482,648	509,091	415,926	435,736
Total real estate	10,952,960	10,988,920	10,876,437	10,601,038	10,448,153
Consumer	1,234,361	1,219,197	1,189,386	1,163,228	1,153,690
Commercial and industrial	2,022,775	2,084,667	2,242,072	2,284,775	2,324,991
Agricultural	367,251	352,963	314,600	278,609	307,327
Other	187,153	178,232	158,962	186,023	190,567
Loans receivable	$14,764,500	$14,823,979	$14,781,457	$14,513,673	$14,424,728
ALLOWANCE FOR CREDIT LOSSES
Balance, beginning of period	$312,574	$295,856	$290,294	$288,234	$285,562
Loans charged off	53,959	2,001	3,098	3,978	3,592
Recoveries of loans previously charged off	565	519	660	538	614
Net loans charged off	53,394	1,482	2,438	3,440	2,978
Provision for credit losses - loans	16,700	18,200	8,000	5,500	5,650
Balance, end of period	$275,880	$312,574	$295,856	$290,294	$288,234
Net charge-offs to average total loans	1.44%	0.04%	0.07%	0.10%	0.08%
Allowance for credit losses to total loans	1.87	2.11	2.00	2.00	2.00
NON-PERFORMING ASSETS
Non-performing loans
Non-accrual loans	$93,853	$95,747	$78,090	$67,055	$59,971
Loans past due 90 days or more	5,034	5,356	8,251	12,928	4,130
Total non-performing loans	98,887	101,103	86,341	79,983	64,101
Other non-performing assets
Foreclosed assets held for sale, net	43,407	43,040	41,347	30,650	30,486
Other non-performing assets	63	63	63	63	785
Total other non-performing assets	43,470	43,103	41,410	30,713	31,271
Total non-performing assets	$142,357	$144,206	$127,751	$110,696	$95,372
Allowance for credit losses for loans to non-performing loans	278.99%	309.16%	342.66%	362.94%	449.66%
Non-performing loans to total loans	0.67	0.68	0.58	0.55	0.44
Non-performing assets to total assets	0.63	0.63	0.56	0.48	0.42
(1) Calculation of this metric and the reconciliation to GAAP is included in the schedules accompanying this release.

Home BancShares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	Three Months Ended
	December 31, 2024			September 30, 2024
(Dollars in thousands)	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
ASSETS
Earning assets
Interest-bearing balances due from banks	$643,959	$7,585	4.69%	$903,456	$12,096	5.33%
Federal funds sold	6,068	73	4.79	4,629	62	5.33
Investment securities - taxable	3,291,472	28,943	3.50	3,391,838	31,006	3.64
Investment securities - non-taxable - FTE	1,154,384	9,980	3.44	1,163,568	10,181	3.48
Loans receivable - FTE	14,798,953	278,531	7.49	14,762,667	282,116	7.60
Total interest-earning assets	19,894,836	325,112	6.50	20,226,158	335,461	6.60
Non-earning assets	2,670,241			2,667,626
Total assets	$22,565,077			$22,893,784
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Interest-bearing liabilities
Savings and interest-bearing transaction accounts	$11,058,959	$72,220	2.60%	$11,095,572	$79,232	2.84%
Time deposits	1,800,618	18,344	4.05	1,769,952	18,553	4.17
Total interest-bearing deposits	12,859,577	90,564	2.80	12,865,524	97,785	3.02
Federal funds purchased	—	—	—	43	1	9.25
Securities sold under agreement to repurchase	174,759	1,346	3.06	157,178	1,335	3.38
FHLB and other borrowed funds	889,880	9,541	4.27	1,300,876	14,383	4.40
Subordinated debentures	439,319	4,121	3.73	439,467	4,121	3.73
Total interest-bearing liabilities	14,363,535	105,572	2.92	14,763,088	117,625	3.17
Non-interest bearing liabilities
Non-interest bearing deposits	4,024,433			3,993,187
Other liabilities	226,933			247,797
Total liabilities	18,614,901			19,004,072
Shareholders' equity	3,950,176			3,889,712
Total liabilities and shareholders' equity	$22,565,077			$22,893,784
Net interest spread			3.58%			3.43%
Net interest income and margin - FTE		$219,540	4.39		$217,836	4.28

Home BancShares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	Year Ended
	December 31, 2024			December 31, 2023
(Dollars in thousands)	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
ASSETS
Earning assets
Interest-bearing balances due from banks	$819,445	$42,773	5.22%	$319,733	$15,023	4.70%
Federal funds sold	5,035	255	5.06	3,864	221	5.72
Investment securities - taxable	3,400,325	125,765	3.70	3,655,632	138,575	3.79
Investment securities - non-taxable - FTE	1,190,033	39,057	3.28	1,276,566	36,727	2.88
Loans receivable - FTE	14,675,001	1,100,461	7.50	14,314,732	990,013	6.92
Total interest-earning assets	20,089,839	1,308,311	6.51	19,570,527	1,180,559	6.03
Non-earning assets	2,664,541			2,647,383
Total assets	$22,754,380			$22,217,910
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Interest-bearing liabilities
Savings and interest-bearing transaction accounts	$11,078,003	$304,976	2.75%	$11,162,244	$258,586	2.32%
Time deposits	1,747,302	71,662	4.10	1,284,156	37,392	2.91
Total interest-bearing deposits	12,825,305	376,638	2.94	12,446,400	295,978	2.38
Federal funds purchased	20	1	5.00	44	3	6.82
Securities sold under agreement to repurchase	165,965	5,448	3.28	149,014	4,813	3.23
FHLB and other borrowed funds	1,197,662	52,455	4.38	753,152	30,825	4.09
Subordinated debentures	439,539	16,461	3.75	440,125	16,489	3.75
Total interest-bearing liabilities	14,628,491	451,003	3.08	13,788,735	348,108	2.52
Non-interest bearing liabilities
Non-interest bearing deposits	4,029,684			4,599,241
Other liabilities	238,528			198,634
Total liabilities	18,896,703			18,586,610
Shareholders' equity	3,857,677			3,631,300
Total liabilities and shareholders' equity	$22,754,380			$22,217,910
Net interest spread			3.43%			3.51%
Net interest income and margin - FTE		$857,308	4.27		$832,451	4.25

Home BancShares, Inc.
Non-GAAP Reconciliations
(Unaudited)

	Quarter Ended					Year Ended
(Dollars and shares in thousands, except per share data)	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Dec 31, 2024	Dec 31, 2023
EARNINGS, AS ADJUSTED
GAAP net income available to common shareholders (A)	$100,564	$100,038	$101,530	$100,109	$86,243	$402,241	$392,929
Pre-tax adjustments
FDIC special assessment	—	—	2,260	—	12,983	2,260	12,983
BOLI death benefits	(95)	—	—	(162)	—	(257)	(3,117)
Gain on sale of building	—	—	(2,059)	—	—	(2,059)	—
Fair value adjustment for marketable securities	(850)	(1,392)	274	(1,003)	(5,024)	(2,971)	1,094
Recoveries on historic losses	—	—	—	—	—	—	(3,461)
Total pre-tax adjustments	(945)	(1,392)	475	(1,165)	7,959	(3,027)	7,499
Tax-effect of adjustments	(208)	(348)	119	(251)	1,989	(688)	1,959
Deferred tax asset write-down	—	—	2,030	—	—	2,030	—
Total adjustments after-tax (B)	(737)	(1,044)	2,386	(914)	5,970	(309)	5,540
Earnings, as adjusted (C)	$99,827	$98,994	$103,916	$99,195	$92,213	$401,932	$398,469

Average diluted shares outstanding (D)	198,973	199,461	200,465	201,390	201,891	200,069	202,773

GAAP diluted earnings per share: (A/D)	$0.51	$0.50	$0.51	$0.50	$0.43	$2.01	$1.94
Adjustments after-tax: (B/D)	(0.01)	—	0.01	(0.01)	0.03	—	0.03
Diluted earnings per common share, as adjusted: (C/D)	$0.50	$0.50	$0.52	$0.49	$0.46	$2.01	$1.97

ANNUALIZED RETURN ON AVERAGE ASSETS
Return on average assets: (A/E)	1.77%	1.74%	1.79%	1.78%	1.55%	1.77%	1.77%
Return on average assets, as adjusted: (ROA, as adjusted) ((A+D)/E)	1.76	1.72	1.83	1.76	1.66	1.77	1.79
Return on average assets excluding intangible amortization: ((A+C)/(E-F))	1.92	1.88	1.94	1.93	1.69	1.92	1.93
Return on average assets, as adjusted, excluding intangible amortization: ((A+C+D)/(E-F))	1.91	1.86	1.98	1.91	1.81	1.92	1.95

GAAP net income available to common shareholders (A)	$100,564	$100,038	$101,530	$100,109	$86,243	$402,241	$392,929
Amortization of intangibles (B)	2,068	2,095	2,140	2,140	2,253	8,443	9,685
Amortization of intangibles after-tax (C)	1,563	1,572	1,605	1,605	1,690	6,345	7,288
Adjustments after-tax (D)	(737)	(1,044)	2,386	(914)	5,970	(309)	5,540
Average assets (E)	22,565,077	22,893,784	22,875,949	22,683,259	22,056,440	22,754,380	22,217,910
Average goodwill & core deposit intangible (F)	1,439,566	1,441,654	1,443,778	1,445,902	1,448,061	1,442,713	1,451,705

Home BancShares, Inc.
Non-GAAP Reconciliations
(Unaudited)

	Quarter Ended					Year Ended
(Dollars in thousands)	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Dec 31, 2024	Dec 31, 2023
ANNUALIZED RETURN ON AVERAGE COMMON EQUITY
Return on average common equity: (A/D)	10.13%	10.23%	10.73%	10.64%	9.36%	10.43%	10.82%
Return on average common equity, as adjusted: (ROE, as adjusted) ((A+C)/D)	10.05	10.12	10.98	10.54	10.00	10.42	10.97
Return on average tangible common equity: (ROTCE) (A/(D-E))	15.94	16.26	17.29	17.22	15.49	16.66	18.03
Return on average tangible common equity, as adjusted: (ROTCE, as adjusted) ((A+C)/(D-E))	15.82	16.09	17.69	17.07	16.56	16.64	18.28
Return on average tangible common equity excluding intangible amortization: (B/(D-E))	16.18	16.51	17.56	17.50	15.80	16.92	18.36
Return on average tangible common equity, as adjusted, excluding intangible amortization: ((B+C)/(D-E))	16.07	16.34	17.97	17.34	16.87	16.91	18.62

GAAP net income available to common shareholders (A)	$100,564	$100,038	$101,530	$100,109	$86,243	$402,241	$392,929
Earnings excluding intangible amortization (B)	102,127	101,610	103,135	101,714	87,933	408,586	400,217
Adjustments after-tax (C)	(737)	(1,044)	2,386	(914)	5,970	(309)	5,540
Average common equity (D)	3,950,176	3,889,712	3,805,800	3,783,652	3,656,720	3,857,677	3,631,300
Average goodwill & core deposits intangible (E)	1,439,566	1,441,654	1,443,778	1,445,902	1,448,061	1,442,713	1,451,705
EFFICIENCY RATIO & P5NR
Efficiency ratio: ((D-G)/(B+C+E))	42.24%	41.42%	43.17%	44.22%	50.64%	42.74%	46.21%
Efficiency ratio, as adjusted: ((D-G-I)/(B+C+E-H))	42.00	41.66	42.59	44.43	46.43	42.65	45.24
Pre-tax net income to total revenue (net) (A/(B+C))	50.11	50.03	52.40	52.92	45.92	51.34	51.35
Pre-tax net income, as adjusted, to total revenue (net) ((A+F)/(B+C))	49.74	49.49	52.59	52.45	49.16	51.05	52.10
Pre-tax, pre-provision, net income (PPNR) (B+C-D)	$146,154	$147,954	$141,411	$134,893	$118,443	$570,412	$524,016
Pre-tax, pre-provision, net income, as adjusted (B+C-D+F)	145,209	146,562	141,886	133,728	126,402	567,385	531,515
P5NR ((Pre-tax, pre-provision, profit percentage) PPNR to total revenue (net)) (B+C-D)/(B+C)	56.57%	57.35%	55.54%	54.75%	48.22%	56.07%	52.57%
P5NR, as adjusted (B+C-D+F-G)/(B+C)	56.20	56.81	55.73	54.28	51.46	55.77	53.32

Pre-tax net income (A)	$129,454	$129,084	$133,411	$130,393	$112,793	$522,342	$511,883
Net interest income (B)	217,142	215,220	211,822	204,590	202,770	848,774	826,945
Non-interest income (C)	41,222	42,779	42,774	41,799	42,848	168,574	169,934
Non-interest expense (D)	112,210	110,045	113,185	111,496	127,175	446,936	472,863
Fully taxable equivalent adjustment (E)	2,398	2,616	2,628	892	1,091	8,534	5,506
Total pre-tax adjustments (F)	(945)	(1,392)	475	(1,165)	7,959	(3,027)	7,499
Amortization of intangibles (G)	2,068	2,095	2,140	2,140	2,253	8,443	9,685
Adjustments:
Non-interest income:
Fair value adjustment for marketable securities	$850	$1,392	$(274)	$1,003	$5,024	$2,971	$(1,094)
(Loss) gain on OREO	(2,423)	85	49	17	13	(2,272)	332
Gain (loss) on branches, equipment and other assets, net	26	32	2,052	(8)	583	2,102	1,507
BOLI death benefits	95	—	—	162	—	257	3,117
Recoveries on historic losses	—	—	—	—	—	—	3,461
Total non-interest income adjustments (H)	$(1,452)	$1,509	$1,827	$1,174	$5,620	$3,058	$7,323
Non-interest expense:
FDIC special assessment	—	—	2,260	—	12,983	2,260	12,983
Total non-interest expense adjustments (I)	$—	$—	$2,260	$—	$12,983	$2,260	$12,983

Home BancShares, Inc.
Non-GAAP Reconciliations
(Unaudited)

	Quarter Ended
	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023
TANGIBLE BOOK VALUE PER COMMON SHARE
Book value per common share: (A/B)	$19.92	$19.91	$19.30	$18.98	$18.81
Tangible book value per common share: ((A-C-D)/B)	12.68	12.67	12.08	11.79	11.63

Total stockholders' equity (A)	$3,961,025	$3,959,789	$3,855,503	$3,811,401	$3,791,075
End of period common shares outstanding (B)	198,882	198,879	199,746	200,797	201,526
Goodwill (C)	1,398,253	1,398,253	1,398,253	1,398,253	1,398,253
Core deposit and other intangibles (D)	40,327	42,395	44,490	46,630	48,770
TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS
Equity to assets: (B/A)	17.61%	17.35%	16.82%	16.69%	16.73%
Tangible common equity to tangible assets: ((B-C-D)/(A-C-D))	11.98	11.78	11.23	11.06	11.05

Total assets (A)	$22,490,748	$22,823,117	$22,919,905	$22,835,721	$22,656,658
Total stockholders' equity (B)	3,961,025	3,959,789	3,855,503	3,811,401	3,791,075
Goodwill (C)	1,398,253	1,398,253	1,398,253	1,398,253	1,398,253
Core deposit and other intangibles (D)	40,327	42,395	44,490	46,630	48,770